SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2003

HILLENBRAND INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	1-6651 (Commission File Number)	35-1160484 (IRS Employer Identification No.)

700 State Route 46 East Batesville, Indiana (Address of principal executive offices)		47006-8835 (Zip Code)

Registrant’s telephone number, including area code: (812) 934-7000

Not Applicable
(Former name or former address,
if changed since last report.)

Item 5. OTHER EVENTS.
Item 7. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
EXHIBIT INDEX
Press Release dated 10/27/03
Press Release dated 10/30/03

Item 5. OTHER EVENTS.

     On October 27, 2003, Hillenbrand Industries, Inc. (the Company) announced that it had sold its medical gas pipeline business for an undisclosed sum to Beacon Medical Products, LLC, a privately held manufacturer owned by The Riverside Company. This announcement is more fully described in the press release filed as Exhibit 99.1 to this Current Report on Form 8-K. The contents of such Exhibit are incorporated herein by reference.

     Also, on October 30, 2003, the Company announced that it had signed a definitive agreement to acquire Mediq, Inc., a privately held company that is a leader in providing medical equipment outsourcing, asset management and peak-needs rentals to hospitals, extended care and home medical equipment makers. The purchase price is expected to be approximately $330 million. This announcement is more fully described in the press release filed as Exhibit 99.2 to this Current Report on Form 8-K. The contents of such Exhibit are incorporated herein by reference.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibit.

99.1	Press release dated October 27, 2003 issued by the Company.

99.2	Press release dated October 30, 2003 issued by the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILLENBRAND INDUSTRIES, INC.

DATE: October 31, 2003	BY:	/S/ Scott K. Sorensen Scott K. Sorensen Vice President and Chief Financial Officer

DATE: October 31, 2003	BY:	/S/ Gregory N. Miller Gregory N. Miller Vice President — Controller and Chief Accounting Officer

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EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press release dated October 27, 2003 issued by the Company.

99.2	Press release dated October 30, 2003 issued by the Company.

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